Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Forms S-3 and S-8 (Nos. 333-263700, 333-265757, 333-251544) of Virios Therapeutics, Inc. of our report dated March 14, 2023, with respect to the financial statements of Virios Therapeutics, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Atlanta, Georgia

March 14, 2023